UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

January 7, 2014

Date of Report (Date of earliest event reported)

FOREST LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5438	11-1798614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue New York, New York		10022-4731
(Address of principal executive offices)		(Zip Code)

(212) 421-7850

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On January 7, 2014, Forest Laboratories, Inc. (the “Company”), a Delaware corporation, FRX Churchill Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Holdings”), FRX Churchill Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdings (“Merger Sub”), and Aptalis Holdings, Inc., a Delaware corporation (“Aptalis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for Merger Sub to, upon the terms and subject to the conditions thereof, merge with and into Aptalis (the “Merger”), with Aptalis surviving as a wholly owned subsidiary of Holdings. As a result of the Merger, the separate corporate existence of Merger Sub will cease and Aptalis will continue as the surviving corporation.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of Aptalis common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time, other than any dissenting shares and any shares held by Aptalis, Holdings or any of their respective subsidiaries, will be converted into the right to receive its pro rata share (the “Per Share Merger Consideration”), without interest and less applicable income or employment tax withholding, of an aggregate purchase price equal to $2,900,000,000 minus Aptalis’s existing indebtedness and related fees and costs, minus certain of Aptalis’s expenses, plus the aggregate exercise price applicable to Aptalis’s outstanding options immediately prior to the Effective Time (as described below), and plus certain cash amounts, all as further described in the Merger Agreement.

Each Aptalis restricted stock unit and stock option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the Per Share Merger Consideration in the case of restricted stock units or, in the case of stock options, the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option, in each case, less applicable income or employment tax withholding.

The Company has guaranteed the obligations of Holdings and Merger Sub under the Merger Agreement.

Consummation of the Merger is subject to customary conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as obtaining clearance under the Canadian Competition Act, and (ii) the absence of a material adverse effect, as defined in the Merger Agreement, on Aptalis.

On January 7, 2014, holders representing more than 85% of the outstanding shares of Aptalis common stock delivered a written consent approving and adopting the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature, including, among others, covenants that Holdings will take all steps necessary to eliminate or avoid impediments that may be asserted by government authorities, including with respect to antitrust approvals, so as to enable the closing of the Merger. In addition, Aptalis has agreed to terminate any existing discussions with respect to third party acquisition proposals, refrain from facilitating any such proposals and, upon closing of the Merger, withdraw the registration statement on Form S-1 that it had previously filed with the U.S. Securities and Exchange Commission in contemplation of an initial public offering.

The Merger Agreement contains certain termination rights for Holdings and Aptalis, including upon (i) the failure to consummate the Merger by the six month anniversary of the date of the Merger Agreement, (ii) the existence of certain legal restraints prohibiting the consummation of the Merger or (iii) a material, uncured breach by the other party of the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Aptalis or their respective subsidiaries and affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company, Aptalis or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, its Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that the Company files with the U.S. Securities and Exchange Commission.

Commitment Letter

The Company has entered into a commitment letter (the “Commitment Letter”), dated as of January 7, 2014, with Morgan Stanley Senior Funding, Inc. (such financial institution being referred to as the “Commitment Party”), pursuant to which the Commitment Party has committed to provide up to $1,900,000,000 of unsecured increasing rate 364-day bridge term loans for the purposes of funding (i) the transactions contemplated by the Merger Agreement, (ii) Aptalis’s obligation to repay its existing material indebtedness and (iii) certain transaction fees, commissions and expenses.

The financing commitment of the Commitment Party is subject to various customary conditions set forth in the Commitment Letter.

A copy of the Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 8.01.	Other Events.

On January 8, 2014, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of January 7, 2014, by and among FRX Churchill Holdings, Inc., FRX Churchill Sub, Inc., Forest Laboratories, Inc. and Aptalis Holdings, Inc.

10.1	Commitment Letter, dated as of January 7, 2014, among Forest Laboratories, Inc. and Morgan Stanley Senior Funding, Inc.

99.1	Press Release, dated January 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2014

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of January 7, 2014, by and among FRX Churchill Holdings, Inc., FRX Churchill Sub, Inc., Forest Laboratories, Inc. and Aptalis Holdings, Inc.

10.1	Commitment Letter, dated as of January 7, 2014, among Forest Laboratories, Inc. and Morgan Stanley Senior Funding, Inc.

99.1	Press Release, dated January 8, 2014.